THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS STOCK PURCHASE WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE 1933 ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


No. 97-D11

                             STOCK PURCHASE WARRANT
                  To Purchase 50,000 Shares of Common Stock of
                      COMMODORE APPLIED TECHNOLOGIES, INC.
                                      from
                     COMMODORE ENVIRONMENTAL SERVICES, INC.

        THIS CERTIFIES that, for value received, MILTON PARTNERS (the "Investor"), is entitled upon the terms and subject to the conditions hereinafter set forth, at any time on or after August 15, 1997 (the "Initial Exercise Date") and on or prior to August 14, 2002 (the "Termination Date") but not thereafter, to subscribe for and purchase from COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Parent Company"), 50,000 shares of its holdings of Common Stock of COMMODORE APPLIED TECHNOLOGIES, INC. ("CXI Common Stock"), a Delaware corporation (the "Subsidiary Company") (the "Warrant Shares"). The purchase price of one share of CXI Common Stock (the "Exercise Price") under this Warrant shall be Seven Dollars and Fourteen Cents ($7.14). The Exercise Price and the number of Warrant Shares shall be subject to adjustment as provided herein. This warrant is being issued pursuant to a Preferred Stock Securities Purchase Agreement, dated May 20, 1997, as amended August 18, 1997, complete with all listed exhibits thereto (the "Agreement") by and between the Parent Company, Subsidiary Company and the Investor and is subject to its terms. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

                  1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Parent Company, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

                2. Authorization of Shares. The Parent Company and the Subsidiary Company covenant that all shares of CXI Common Stock which may be transferred upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charters in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part, on or after the Initial Exercise Date, and before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 (a) below, by the surrender of this Warrant and the Form of Election to Purchase annexed hereto duly executed, at the office of the Parent Company (with copy to Stephen A. Weiss, Esq., Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, 153 East 53rd Street, New York, NY 10022 or such other office or agency of the Parent Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of CXI Common Stock so purchased immediately. In the event upon exercising the Warrant, the transfer agent requires an opinion of counsel, the Parent Company or the Subsidiary Company shall have such opinion furnished to the transfer agent to the transfer agent's satisfaction. In the event the Investor is relying on an exemption from registration under the 1933 Act, the Warrant Shares shall be issued immediately, if the Investor furnishes an opinion of counsel, reasonably satisfactory to the Subsidiary Company, that such exemption from registration be available. Certificates for shares purchased hereunder shall be delivered to the holder hereof within three (3) business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Parent Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

                4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

                5. Charges, Taxes and Expenses. Reissuance of certificates in the name of the holder hereof for shares of CXI Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of CXI Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof, together with evidence satisfactory to the Subsidiary Company that such transfer or assignment is being made in compliance with all applicable federal and state securities laws; and provided, further, that upon any transfer involved in the issuance or delivery of any certificates for shares of

CXI Common Stock, the Subsidiary Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                  6. Closing of Books. The Parent Company and the Subsidiary Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

                  7. Voting Rights. This Warrant does not entitle the holder hereof to any rights as a shareholder of the Subsidiary Company prior to the exercise hereof except for the voting rights set forth in this paragraph. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and shall be deemed to be transferred and reissued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised. Prior to the date of such exercise and except as otherwise required by applicable Delaware law, the holder of this Warrant shall vote together with the Common Stock and not as a separate class on any transaction with respect to which the Common Stock is entitled to vote pursuant to applicable Delaware law or the Certificate of Incorporation. Each Warrant shall be entitled to a number of votes per share equal to (i) one (1) multiplied by (ii) the number of shares of Common Stock which may be acquired upon exercise of this Warrant if the same were exercisable and were so exercised on the record date used to determine shares eligible to vote on such transaction.

                  8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Parent Company (or such other office or agency of the Parent Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Parent Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Parent Company or the Subsidiary Company, an opinion of counsel reasonably satisfactory to the Parent Company or the Subsidiary Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

                  9. Loss, Theft, Destruction or Mutilation of Warrant. Each of the Parent Company and the Subsidiary Company represents and warrants that upon receipt by the Parent Company or the Subsidiary Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, reimbursement to the Parent Company or the Subsidiary Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Parent Company or the Subsidiary Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

                  10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

                  11. Effect of Certain Events.

                  (a)      If at any time:

                           (i) the Parent Company or the Subsidiary Company
                  shall declare any cash dividend upon the CXI Common Stock;

                           (ii) the Parent Company or the Subsidiary Company
                  shall declare a dividend upon the CXI Common Stock payable in securities (other than a dividend payable solely in CXI Common Stock) or make any special dividend or other distribution to the holders of its Units;

                           (iii) the Parent Company or the Subsidiary Company
                  proposes (A) to sell or otherwise convey all or substantially all of its assets or (B) to effect a transaction (by merger or otherwise) in which more than 50% of the voting power of the Parent Company or the Subsidiary Company is disposed of (collectively, a "Sale or Merger Transaction") in which the consideration to be received by the Parent Company or the Subsidiary Company or its shareholders consists solely of cash;

                           (iv) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding-up of the Parent Company or the Subsidiary Company;

the Parent Company or the Subsidiary Company shall give the holder of this Warrant fifteen (15) days' written notice of the proposed effective date, by certified or registered mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Parent Company. Such notice shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Common Shares shall be entitled thereto. Any notice relating to a Sale or Merger Transaction shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the Holder of the Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Section-13(a), the Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Shares in such event.

                           (b) In case the Parent Company or Subsidiary Company
shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Parent Company or the Subsidiary or their shareholders consists in part of consideration other than cash, or shall issue any shares of its capital stock in a reclassification of the CXI Common Stock, the holder of this Warrant shall have the right thereafter to purchase, by exercise of action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after happening of such transaction had this Warrant been exercised immediately prior thereto.

                  12. Registration Rights. The Subsidiary Company shall use its best efforts to file with the SEC not later than September 15, 1997 a shelf registration statement under the Securities Act on Form S-3, if the Subsidiary Company is eligible to file a registration statement under such form (and if the Subsidiary Company is not eligible to file a registration statement under Form S-3, to file with the SEC a registration statement under the Securities Act on Form S-1 or any other form which is appropriate), to register the Conversion Shares and Warrant Shares, and shall use its best efforts to cause such registration statement to be declared effective by the SEC by not later than December 15, 1997. Such registration statement will also cover shares issuable upon conversion of Series A Preferred Stock of CXI sold by CXI pursuant to a certain Stock Purchase Agreement dated as of August 15, 1997. In the event of the failure of the Subsidiary Company to procure registration of the Warrant Shares in accordance with Section 8.2(a) of the Agreement prior to any of the dates set forth below in this Section 12, the Parent Company will pay to the investor by wire transfer, as liquidated damages for such failure and not as a penalty, for each month or part thereof for which such failure continues or in the event of a Suspension (as defined in Section 8.7 of the Agreement) after such date, an amount equal to the following percentages of the product of the Exercise Price and the number of Warrants held by the Investor which were acquired by the Investor pursuant to the Agreement and have not been exercised at such calculation date:

                  Required Effective Date                        Percentage
                  -----------------------                        ----------
             On or before November 19, 1997                           1%
                Between November 20 and
                December 19, 1997                                     2%
                After December 20, 1997                               3%

If the Parent Company does not remit the damages to the Investor as set forth above, the Parent Company will pay the Investor reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Such payment shall be made to the Investor if due, monthly in arrears. The payment of such liquidated damages shall not relieve the Subsidiary Company from its obligations to register the Conversion Shares and Warrant Shares and shall not affect or limit Investor's other rights or remedies as set forth in this Warrant or the Agreement. If not paid as required, interest on such damages will accrue at a rate of 2% per month. Notwithstanding the foregoing, the liquidated damages shall be limited to 1% per month or any portion thereof if the delay in effectiveness of the registration statement beyond November 19, 1997 or the Suspension thereafter shall be for reasons outside the control of the Parent Company or the Subsidiary

Company. The obligations of the Parent Company and the Subsidiary Company under this paragraph 12 shall cease and terminate upon the earlier to occur of (x) such time as all of the Warrant Shares have been re-sold or (y) such time as all of the Warrant Shares may be re-sold pursuant to Rule 144 under the Securities Act

                  13. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter set forth:

                  (a) In case the Subsidiary Company shall at any time subdivide its outstanding shares of Common Stock ("CXI Common Shares") into a greater number of CXI Common Shares or declare a dividend or distribution upon its CXI Common Shares payable in CXI Common Shares, the Exercise Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of Warrant Shares transferable upon exercise of the Warrants shall be proportionately increased. Conversely, in case the outstanding CXI Common Shares of the Subsidiary Company shall be combined into a smaller number of CXI Common Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Warrant Shares issuable upon exercise of the Warrants shall be proportionately reduced.

                  (b) (x) In case the Subsidiary Company shall issue shares of CXI Common Stock ("Additional Shares") or (y) in case the Subsidiary Company shall issue rights, options or warrants to purchase shares of CXI Common Stock or securities convertible into or exchangeable for CXI Common Stock, in any case at a Price Per Share (as defined in paragraph (c) below) which is lower than the price per share of CXI Common Stock (as reported by Bloomberg, L.P. ("Bloomberg") over the 5-day trading period ending on the day prior to the Closing (the "Trigger Price"), the number of Warrant Shares hereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by the following fraction:

         (A)(i) The number of shares of CXI Common Stock outstanding immediately prior to the issuance of such Additional Shares or rights, options, warrants or convertible securities, plus (ii) the number of Additional Shares actually subscribed for and purchased and shares of CXI Common Stock issuable upon conversion or exercise of such rights, options, warrants, or convertible securities, divided by

         (B)(i) The number of shares of CXI Common Stock outstanding immediately prior to issuance of such Additional Shares or rights, options, warrants or convertible securities plus (ii) the number of shares of CXI Common Stock which the aggregate Proceeds (as defined in paragraph
         (c) below) received by the Subsidiary Company upon the sale of such Additional Shares or exercise or conversion of such rights, options, warrants and convertible securities would purchase at the Trigger Price.

         Such adjustment shall be made whenever such Additional Shares or rights, options, warrants or convertible securities are issued, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                (c) For purposes of this Section 13, "Price Per Share" shall be defined and determined according to the following formula:

                                     R
                  P      =    ----------------
                                     N

                  where

                  P = Price Per Share,

                  R = the "Proceeds" received or receivable by the Subsidiary Company which (i) in the case of shares of CXI Common Stock is the total amount received or receivable by the Subsidiary Company in consideration for the sale and issuance of such shares; (ii) in the case of fights, options or warrants to subscribe for or purchase shares of CXI Common Stock or of securities convertible into or exchangeable or exercisable for shares of CXI Common Stock, is the total amount received or receivable by the Subsidiary Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable or exercisable securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such convertible or exchangeable securities, payable to the CXI Company upon exercise, conversion or exchange thereof, and (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable or exercisable securities, is the total amount received or receivable by the Subsidiary Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate amount of additional consideration other than the surrender of such convertible or exchangeable securities, payable upon the exercise, conversion or exchange of such rights, options or warrants and upon the conversion or exchange or exercise of the convertible or exchangeable or exercisable securities; provided that in each case the proceeds received or receivable by the Subsidiary Company shall be deemed to be the gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other performing similar services or any expenses incurred in connection therewith,

                  and

                  N = the "Number of Shares," which (i) in the case of CXI Common Stock is the number of shares issued; (ii) in the case of rights, options or warrants to subscribe for or purchase shares of CXI Common Stock or of securities convertible into or exchangeable or exercisable for shares of CXI Common Stock, is the maximum number of shares of CXI Common Stock initially issuable upon exercise, conversion or "change thereof; and
                  (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable or exercisable securities, is the maximum number of shares of CXI Common Stock initially issuable upon conversion, exchange or exercise of the convertible, exchangeable or exercisable securities issuable upon the exercise of such rights, options or warrants.

                If the Subsidiary Company shall issue shares of CXI Common Stock or rights, options, warrants or convertible or exchangeable or exercisable securities for a consideration consisting, in whole or in part, of property other than cash, the amount of such consideration shall be determined in good faith by the Board of Directors of the Subsidiary Company whose determination shall be conclusive.

                (d) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                (e) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                (f) No adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant need be made under paragraph (b) or (c) if the Subsidiary Company issues or distributes to the holder of this Warrant the shares, rights, options, warrants or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which the holder of this Warrant would have been entitled to receive had this Warrant been exercised prior to the happening of such event or the record date with respect thereto. In no event shall the Subsidiary Company be required or obligated to make any such distribution otherwise than in its sole discretion. No adjustment in the number of Warrant shares purchasable upon the exercise of this Warrant need be made for sales of CXI Common Stock pursuant to a Subsidiary Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the CXI Common Stock.

                (g) In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the holder of this Warrant shall become entitled to purchase any securities of the Subsidiary Company other than shares of CXI Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (g), inclusive, above.

                  14. Voluntary Adjustment by the Parent Company or the Subsidiary Company. The Parent Company or the Subsidiary Company may at its option, at any time during the term of this Warrant, reduce the then current Exchange Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Parent Company or the Subsidiary Company.

                  15. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Parent Company or the Subsidiary Company shall promptly mail by registered or certified mail, return receipt requested, to the transfer agent for the CXI Common Stock and to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

                  16. Authorized Shares. The Parent Company covenants that during the period the Warrant is outstanding, it will reserve from its holdings of CXI Common Stock a sufficient number of shares to provide for the transfer of CXI Common Stock upon the exercise of any purchase rights under this Warrant. Such reservation of shares of CXI Common Stock shall be in addition to those shares of CXI Common Stock reserved pursuant to the Parent Company's Certificate of Designation for its Series D Preferred Stock. The Parent Company and the Subsidiary Company further covenant that the issuance of this Warrant shall constitute full authority to their officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Subsidiary Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Parent Company and the Subsidiary Company will take all such reasonable action as may be necessary to assure that such shares of CXI Common Stock may be transferred and reissued as provided herein without violation of any applicable law or regulation, or of any requirements of AMEX or any domestic securities exchange upon which the CXI Common Stock may be listed.

                  17. Restrictions on Exercise. Notwithstanding anything to the contrary contained herein, no Warrants may be converted by a holder of Warrants ("Holders") to the extent that, after giving effect to the shares of CXI Common Stock issued pursuant to the exercise hereof, the total number of shares of CXI Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of shares of Series D Preferred Stock or Warrants or ownership of other securities that have limitations on a Holder's rights to convert or exercise similar to those limitations set forth herein), together with all shares of CXI Common Stock deemed beneficially owned by Holder's "affiliates" (as defined in Rule 144 under the 1933 Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 4.99% of the total issued and outstanding shares of CXI Common Stock, provided that each Holder shall have the right to waive this restriction, in whole or in part, immediately in case of a pending Change in Control Transaction (as defined in the Agreement) and in any other case upon 61 days prior to the exercise hereunder by Holder. The exercise of all or part of this Warrant by any Holder shall be deemed a representation by such Holder it is in compliance with this
Section 17. A transferee of Warrants shall not be bound by this provision unless it expressly agrees to be so bound. The term "deemed beneficially owned" as used in this Section 17 shall exclude shares that might otherwise be deemed beneficially owned by reason of the exercisability of the Warrants.

                  18.      Miscellaneous.

                  (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Parent Company and the Subsidiary Company on the date hereof. This Warrant shall be binding upon any successors or assigned of the Parent Company and the Subsidiary Company. This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules.

                  (b) Restrictions. The holder hereof acknowledges that the CXI Common Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

                  (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof or the Parent Company or the Subsidiary Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, or by overnight courier or by facsimile to each such holder at its address (or fax number) as shown on the books of the Parent Company or the Subsidiary Company or to the Parent Company and the Subsidiary Company at the addresses (or fax numbers) set forth in the Agreement.

                  19. Reset of Exercise Price of Warrants. Notwithstanding anything to the contrary herein, the Exercise Price shall be reset on the first anniversary of the date of issuance of this Warrant to an exercise price which shall be equal to the lesser of (i) the exercise price in effect immediately prior to such anniversary date, or (ii) 110% of the closing bid price of the CXI Common Stock on the day immediately prior to such first anniversary date of issuance. as reported by Bloomberg. Furthermore, if at any time after such first anniversary, the closing price of the CXI Common Stock for any period of ten
(10) consecutive trading days or more shall be less than fifty percent (50%) of the closing price of the CXI Common Stock on the day immediately preceding such first anniversary, the Exercise Price shall be further reset to 50% of the closing price of the CXI Common Stock on the day immediately prior to such first anniversary. The aforesaid 50% reset provision shall be applicable, if at all, on only one occasion. The foregoing reset provisions expire if the CXI Common Stock trades at a price of $10.00 or more at any time, commencing ninety (90) days after the effective date of the registration statement filed pursuant to
Section 8.2(a) of the Agreement. In the event that, at any time and from time to time from and after the date hereof, there shall occur any stock dividend, stock split, combination of shares, recapitalization or other such event relating to the then outstanding CXI Common

Stock, then all of the foregoing price calculations and amounts will be appropriately arithmetically adjusted.



                IN WITNESS WHEREOF, the Parent Company and the Subsidiary Company have caused this Warrant to be executed by their officers thereunto duly authorized.

Dated:  August ___, 1997
                                        COMMODORE ENVIRONMENTAL SERVICES, INC.

                                        By /s/
                                           ___________________________________

                                        COMMODORE APPLIED TECHNOLOGIES, INC.

                                        By /s/
                                           ___________________________________

                                 ASSIGNMENT FORM

                 (To assign the foregoing warrant, execute this
                  form and supply required information. Do not
                       use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to ____________________________________________________________________

whose address is _______________________________________________________________

                                             Dated: ____________________________



                              Holder's Signature: ______________________________

                              Holder's Address: ________________________________

                                                ________________________________



Signature Guaranteed: __________________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file the proper evidence of authority to assign the foregoing Warrant.

                         [FORM OF ELECTION TO PURCHASE]


                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ Shares of CXI Common Stock at an Exercise Price of $_________, and herewith tenders in payment for such securities a certified check or official bank check payable in New York Clearing House Funds to the order of Commodore Environmental Services, Inc. in the amount of $________, all in accordance with the terms of the Stock Purchase Warrant of Commodore Environmental Services, Inc. that a certificate for such securities be registered in the name of __________________ whose address is _____________________________________ and that such Certificate be delivered to __________________ whose address is _____________________________
______________________________.

Dated: _______________________

                                    Signature __________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                    ____________________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Holder)